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                                                                   Exhibit 10.34


                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT is made as of the _______ day of September, 2000 (the "Effective Date"), by and between DIAL2G0, INC., a Delaware corporation (the "Corporation"), and the individual or entity set forth on the signature line hereto (the "Investor").

                                   WITNESSETH:

         WHEREAS, the Corporation desires to issue and the Investor desires to acquire shares of stock of the Corporation as herein described, on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, IT IS AGREED between the parties as follows:

         1. Number of Shares and Price Per Share. For the consideration set forth on Exhibit A hereto, the Corporation agrees to grant to the Investor such number of shares of the Corporation's Common Stock (the "Stock") as are set forth on Exhibit A hereto.

         2. Right of First Refusal. Before any shares of Stock registered in the name of the Investor may be sold or transferred (including transfer by operation of law) other than as set forth in Section 2(e) below, such shares shall first be offered to the Corporation, which will have the right to purchase all or any part of the shares proposed to be transferred ("Right of First Refusal"), in the following manner:

         (a) The Investor or his legal representative shall first give written notice (the "Transfer Notice") of any proposed transfer to the Corporation. The Transfer Notice shall describe the price and terms and conditions offered by the bona fide prospective purchaser. The Corporation shall have ten (10) days from the date of any such notice to exercise its right of first refusal under this Section 2 for the price and upon the terms specified in the Transfer Notice by giving written notice to Investor and stating therein the quantity of the Investor's shares proposed to be transferred to be purchased by the Corporation.

         (b) If the Corporation fails to exercise in full the Right of First Refusal within ten (10) days from the date the Transfer Notice is delivered to the Corporation, the Investor may, not later than one hundred eighty (180) days following delivery to the Corporation of the Transfer Notice, conclude a transfer of the shares of Stock subject to the Transfer Notice which have not been purchased by the Corporation pursuant to exercise of the

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                  Right of First Refusal on the terms and conditions described in the Transfer Notice. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by the Investor, shall again be subject to the Right of First Refusal and shall require compliance by the Investor with the procedure described in this Section 2. If the Corporation exercises the Right of First Refusal, the parties shall consummate the sale of shares of Stock on the terms set forth in the Transfer Notice by thirty (30) days after the delivery of the Transfer Notice to the Corporation as provided in
                  Section 2(b) above); provided, however, in the event the Transfer Notice provides for the payment for the shares of Stock other than in cash, the Corporation shall have the option of paying for the shares of Stock in cash equal to the fair market value of the consideration described in the Transfer Notice.

         (c) Condition to Transfer. All transferees of shares of Stock or any interest therein other than the Corporation shall be required as a condition of such transfer to agree in writing (in a form satisfactory to the Corporation) that they will receive and hold such shares of Stock or interests subject to the provisions of this Agreement, including the Right of First Refusal.

         (d) Termination of Rights. The Right of First Refusal shall terminate upon the effectiveness of a registration statement for the sale of the Corporation's shares of Common Stock in a firm commitment underwritten public offering registered under the Act in which the Corporation receives proceeds (net of underwriting commissions and discounts) of at least $10,000,000 (a "Qualified IPO").

         (e) Limitation on Right. Notwithstanding the foregoing, the Right of First Refusal set forth in Section 2 shall not apply to any transfer to (i) a member of Investor's "Immediate Family" (defined to include his parents, children, grandchildren, spouse, siblings, the children of siblings, first cousins, and his spouse's first cousins, nieces or nephews), (ii) a trust established by the Investor for the benefit of himself or his Immediate Family, or a corporation, partnership, limited liability company or other entity controlled by any of the foregoing, (iii) any shareholder, officer, member, manager, director or employee of Investor and

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                  any shareholder, officer, director, employee, partner, member of other owner of any of them, or (iv) any person who controls, is controlled by or is under common control with Investor or who is an affiliate of Investor (each of the foregoing, a "Permitted Transferee"); provided that in any case any such Permitted Transferee shall agree in writing (in a form satisfactory to the Corporation) to take the shares of Stock subject to all the terms of this Agreement, including the Right of First Refusal.

         3. "Market Stand-Off" Agreement. Investor hereby agrees that, during the period of duration (not to exceed 180 days) specified by the Corporation and an underwriter of common stock or other securities of the Corporation following the effective date of a registration statement of the Corporation filed under the Securities Act of 1933, as amended (the "Act"), he shall not, to the extent requested by the Corporation and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase, pledge or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) the shares of Stock at any time during such period except shares of Stock included in such registration; provided, however, that such agreement shall not be required unless all officers and directors and key employees of the Corporation enter into similar agreements.

         4. Legends. All certificates representing any shares of Stock subject to the provisions of this Agreement shall have endorsed thereon the following legends:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL IN FAVOR OF THE CORPORATION OR ITS ASSIGNEE SET FORTH IN AN AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS CORPORATION."

         "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE CORPORATION RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY
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                  TO THE CORPORATION, STATING THAT SUCH SALE, TRANSFER,
                  ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT."

         5. Warranties and Representations. In connection with the proposed purchase of the Stock, Investor hereby agrees, represents and warrants as follows:

         (a) Investor is purchasing the Stock solely for his own account for investment and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Act. Investor further represents that he does not have any present intention of selling, offering to sell or otherwise disposing of or distributing the Stock or any portion thereof, and that the entire legal and beneficial interest of the Stock he is purchasing is being purchased for, and will be held for the account of, the Investor only and neither in whole nor in part for any other person.

         (b) Investor is aware of the Corporation's business affairs and financial condition and has acquired sufficient information about the Corporation to reach an informed and knowledgeable decision to acquire the Stock. Investor further represents and warrants that he has discussed the Corporation and its plans, operations and financial condition with its officers, has received, to his knowledge all such information as he deems necessary and appropriate to enable his to evaluate the financial risk inherent in making an investment in the Stock and, to his knowledge, has received satisfactory and complete information concerning the business and financial condition of the Corporation in response to all inquiries in respect thereof.

         (c) Investor realizes that his purchase of the Stock will be a highly speculative investment, and he is able, without impairing his financial condition, to hold the Stock for an indefinite period of time and to suffer a complete loss on his investment.

         (d)      The Corporation has disclosed to Investor that:

                  (i) The sale of the Stock has not been registered under the Act, and the Stock must be held indefinitely unless a transfer of it is subsequently registered under the Act or an exemption
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                           from such registration is available, and that the
                           Corporation is under no obligation to register the Stock;

                  (ii) The Corporation will make a notation in its records of the aforementioned restrictions on transfer and legends.

         (e) Investor is aware of the provisions of Rule 144, promulgated under the Act, which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. Investor represents that he understands that in the event all of the requirements of Rule 144 are not satisfied, registration under the Act or compliance with an exemption from registration will be required, and that, notwithstanding the fact that Rule 144 is not exclusive, the staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

         (f) Without in any way limiting the Investor's representations and warranties set forth above, Investor further agrees that he shall in no event make any disposition of all or any portion of the Stock which he is purchasing unless and until:

                  (i) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with said Registration Statement; or

                  (ii) Investor shall have (1) notified the Corporation of the proposed disposition and furnished the Corporation with a detailed statement of the circumstances surrounding the proposed disposition, and (2) furnished the Corporation with an opinion of his own counsel to the effect that such disposition will not require registration of such shares under the Act, and such opinion of his counsel shall have been concurred in by counsel for the Corporation and the Corporation shall have advised the Investor of such concurrence.
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                  Notwithstanding the provisions of paragraphs (i) and (ii)
                  above, no such registration statement or opinion of counsel shall be required: (i) for any transfer of shares of the Stock in compliance with SEC Rule 144(k), (ii) for any transfer of shares of the Stock by Investor to a Permitted Transferee. It is agreed that the Corporation will not require opinion of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

         6. Transfers in Violation of Agreement. The Corporation shall not be required (i) to transfer on its books any shares of Stock of the Corporation which shall have been sold or transferred in violation of any of the provisions, set forth in this Agreement or (ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

         7. Registration Rights. If at any time or times after the date hereof, the Corporation shall grant to a subsequent purchaser or purchasers of the Corporation's equity securities or securities convertible into equity securities in a financing or series of financings in which the Corporation receives at least $500,000 piggyback registration rights, the Corporation will grant the piggyback registration rights to the Investor with respect to the Stock (and any shares of the Corporation's equity securities issued to Investor in a stock dividend, stock split or similar event or recapitalization, merger, consolidations or other reorganizations) on the same terms and conditions (including, but not limited to, priority as to cut-back rights) as granted to the subsequent purchaser or purchasers.

         8. Rights of First Refusal

            (a)  Certain Definitions. As used in this Section 8:

                 (i) The term "New Securities" shall mean any capital stock of the Corporation, whether now authorized or not, and rights, options or warrants to purchase capital stock, and securities of any type whatsoever that are, or may become, convertible into capital stock; provided that the term "New Securities" does not include: (i) the Stock; (ii) securities issued pursuant to the acquisition of another corporation or business entity by the Corporation or one or more of its wholly owned subsidiaries by merger, consolidation, share exchange, purchase of substantially all the assets or other reorganization whereby the shareholders of the Corporation immediately prior to the transaction own in the aggregate more than 50% of the voting power of the Corporation or other surviving entity after the transaction; (iii) shares of Common Stock, and options, warrants or rights convertible
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                           into such Common Stock, issued to employees,
                           consultants or directors of the Corporation pursuant to any equity compensation plan approved by the Board of Directors and shareholders of the Corporation; or
                           (v) securities issued pursuant to any stock dividend, stock split, combination or other reclassification by the Corporation of any of its capital stock.

                  (ii) The term "Pro Rata Share" means the ratio (A) the numerator of which is the number of shares of Common Stock held by the Investor, on the date of the Corporation's written notice pursuant to Section 8(d) hereof, and (B) the denominator of which is the number of shares of Common Stock outstanding, assuming for this purpose conversion of exercise of all securities convertible into or exercisable for Common Stock of the Corporation.

                  (b) Investor's Right of First Refusal. The Corporation hereby grants to Investor, subject to the terms and conditions specified in this Section 8, the right of first refusal to purchase, on the terms and conditions set forth in the Corporation's notice pursuant to Section 8(c) hereof, up to its Pro Rata Share of all New Securities that the Corporation may, from time to time, propose to sell and issue.

                  (c) Required Notices. In the event the Corporation proposes to undertake an issuance of New Securities, it shall give Investor written notice of its intention, describing the type of New Securities, the price and other material terms upon which the Corporation proposes to issue the same. Investor shall have 10 days from the date of any such notice to exercise its right of first refusal under Section 8(b) hereof for the price and upon the terms specified in the notice by giving written notice to the Corporation and stating therein the quantity of New Securities to be purchased.

                  (d) Corporation's Right to Sell. The Corporation shall have 180 days after the 10-day period described in
                           Section 8(c) hereof to sell all such New Securities respecting which the Investor's rights of first refusal hereunder were not exercised, at a price and upon terms no more favorable in any material respect to the purchasers thereof than specified in the Corporation's notice. In
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                           the event the Corporation has not sold all such New
                           Securities within such 180-day period, the Corporation shall not thereafter issue or sell any New Securities without first notifying the Investor in the manner provided herein.

                  (e) Expiration of Right. The rights of first refusal granted under this Section 8 shall not apply to, and shall expire upon a Qualified IPO.

         9. Receipt of Business Plan. By its execution of this Agreement, Investor acknowledges receipt of a copy of the Corporation's Business Plan attached hereto as Exhibit B.

         10. Further Instruments. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.


         11. Notice. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid or by recognized overnight courier addressed to the other party hereto at the address hereinafter shown below his signature or at such other address as such party may designate by ten (10) days' advance written notice to the other party hereto.

         12. Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of the Corporation and, subject to the restrictions on transfer herein set forth, be binding upon Investor, his heirs, executors, administrators, successors and assigns.

         13. Entire Agreement; Amendments. This Agreement shall be construed under the laws of the State of Delaware and constitutes the entire agreement of the parties with respect to the subject matter hereof superseding all prior written or oral agreements, and no amendment or addition hereto shall be deemed effective unless agreed to in writing by the parties hereto.

         14. Right to Specific Performance. Investor agrees that the Corporation shall be entitled to a decree of specific performance of the terms hereof or an injunction restraining violation of this Agreement, said right to be in addition to any other remedies available to the Corporation.

         15. Separability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or
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invalidated in any way and shall be construed in accordance with the purposes and tenor and effect of this Agreement.

         16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall be deemed to be one and the same instrument.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

"INVESTOR"                                 "CORPORATION"

HIGH SPEED NETWORK SOLUTIONS, INC.         DIAL2G0, INC.


By: /s/ Andy Fox                          By: /s/ Sung B. Lee
   _________________________________         _________________________________
                                             Sung B. Lee, President
Address: 434 Fayetteville Street Mall
Suite 2120
Raleigh, North Carolina  27601